UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 5, 2008

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000
Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)
Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective March 5, 2008, Michael O. Aldridge, the Executive Vice President, Chief Financial Officer and Treasurer of PetroQuest Energy, Inc. (the “Company”), resigned from his positions to pursue other interests. Mr. Aldridge is expected to remain with the Company as an employee to assist with transitional matters.
     In connection with Mr. Aldridge’s resignation, the Company and Mr. Aldridge entered into a Transition Agreement and Release dated March 7, 2008 (the “Transition Agreement”), granting the Company a release from liability and providing Mr. Aldridge with the benefits under Section 6.3 of his Executive Employment Agreement dated May 8, 2000 (the “Employment Agreement”), with the Company and an additional payment of $5,000. The foregoing description of the Employment Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On March 5, 2008, W. Todd Zehnder was promoted to Executive Vice President, Chief Financial Officer and Treasurer. Since joining the Company in December 2001, Mr. Zehnder has served as the Controller from December 2001 to October 2004, as Marketing Manager from June 2003 to June 2005, as Director of Corporate Communications from October 2004 to June 2005, as Vice President of Corporate Communications from June 2005 to May 2007, as Vice President of Oil & Gas Marketing from June 2005 to his promotion and as Vice President of Corporate Development from May 2007 to his promotion. Prior to joining the Company in December 2001, Mr. Zehnder served the oil and gas industry for five years with KPMG LLP, where he attained the level of Manager. Mr. Zehnder earned a Bachelor of Science Degree from Louisiana State University in 1996 and is a member of Independent Petroleum Association of America, the Louisiana Oil & Gas Association, and the American Institute of Certified Public Accountants.
     Also, on March 5, 2008, J. Bond Clement was promoted to Senior Vice President and Chief Accounting Officer. Since joining the Company in October 2004, Mr. Clement has served as the Controller until his promotion, as a Vice President from May 2006 to August 2007 and as Vice President of Finance from August 2007 to his promotion. Prior to joining the Company, Mr. Clement served in a variety of finance and accounting related management positions at Stone Energy Corporation from 1997 to 2004, including most recently as Controller, and at Freeport-McMoRan Inc. from 1996 to 1997. From 1993 to 1996, Mr. Clement worked at Arthur Andersen LLP primarily serving energy related clients. Mr. Clement earned a Bachelor of Science Degree in Accounting, Cum Laude, from Louisiana State University in 1993 and is a Certified Public Accountant.
     In connection with the promotions, the Company entered into employment agreements with each of Messrs. Zehnder and Clement providing for annual base salaries of $265,000 and $200,000, respectively. The Company’s Board of Directors (or a committee thereof), in its discretion, may increase the base salaries based on relevant circumstances and, for each fiscal year, award an annual bonus (either pursuant to a bonus or incentive plan or program of ours or otherwise). During the term of the employment agreements, the executives are eligible to participate in all incentive, savings and retirement plans (including 401(k) plans), programs and welfare plans currently maintained or established by the Company for the benefit of its executive officers or employees. In addition, the Company is required to provide the executives with life insurance on mutually agreeable terms.
     Each of the employment agreements has a term of three years with automatic one-year renewals thereafter unless terminated. Each agreement may be terminated by the executive voluntarily, by the Company with or without “cause” or by the death or “disability” of the executive. Each agreement prohibits the executive from engaging in various activities outside his employment with the Company without its approval and prohibits the disclosure of confidential information. In addition, each agreement contains a non-competition agreement and non-solicitation restrictions prohibiting the executive from competing with the Company or soliciting its employees, customers or acquisition prospects during his employment and for one year after termination of the agreement for cause or by the executive for any reason, subject to certain exceptions. The foregoing description of the employment agreements is not complete and is qualified by reference to the complete documents, which are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.
     The Company also entered into termination agreements with each of Messrs. Zehnder and Clement providing for the payment of severance benefits upon a “change in control” and subsequent termination of the executive’s employment within two years after such “change in control” by us other than for “cause” or by the executive for “good reason.” Each of the agreements has a term of three years after January 1 of the year following the year of execution with automatic one-year renewals unless, not later than September 30 of the preceding year, the Company gives notice of its intent not to extend any of the agreements. Even if the Company timely gives notice, each of the agreements will automatically be extended for 24 months beyond its term if a “change in control” occurred during the term of any of the agreements. An executive is not entitled to any benefits under the agreement if the executive’s employment terminates due to the executive’s retirement at age 65, the executive’s “total and permanent disability” or the executive’s death. The Company is required to reimburse the executives for all fees and expenses incurred by them in disputing any notice of termination under the agreements, in seeking to enforce the agreements or in connection with any tax audit or proceeding relating to the application of excise taxes to any payment or benefit under the agreements. The foregoing description of the termination agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.
     On March 5, 2008, the Compensation Committee of the Board of Directors of the Company approved salary adjustments for the following named executive officers, effective March 1, 2008.

Officer	2007 Salary	2008 Salary	Percentage Increase
Charles T. Goodson	$400,000	$500,000	25%
Arthur M. Mixon, III	$287,000	$338,000	18%
Daniel G. Fournerat	$270,000	$325,000	20%
Stephen H. Green	$225,000	$248,000	10%
The salary adjustments are consistent with the Company’s practice of awarding merit increases based on individual performance, changes in functions and responsibilities, if any, competitive salaries and peer comparisons and relative positions within the Company, in addition to other factors.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:

10.1
Executive Employment Agreement dated March 5, 2008 between PetroQuest Energy, Inc. and Michael O. Aldridge (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended: June 30, 2000 filed with the SEC on August 14, 2000).

10.2	Executive Employment Agreement dated March 5, 2008 between PetroQuest Energy, Inc. and W. Todd Zehnder.

10.3	Executive Employment Agreement dated March 5, 2008 between PetroQuest Energy, Inc. and J. Bond Clement.

10.4
Form of Termination Agreement Between PetroQuest Energy, Inc. and each of its executive officers, including W. Todd Zehnder and J. Bond Clement (incorporated herein by reference to Exhibit 10.20 to the Company’s Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 13, 2002).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: March 7, 2008	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Executive Vice President, General Counsel and Secretary

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